Exhibit 99.1

Blucora Announces Second Quarter 2021 Results
DALLAS, TX — August 4, 2021 — Blucora, Inc. (NASDAQ: BCOR), a leading provider of technology-enabled, tax focused financial solutions, today announced financial results for the second quarter ended June 30, 2021.
Second Quarter Highlights and Recent Developments
•Total revenue increased to $254.3 million, or a 58% increase versus Q2 2020
•GAAP Net Income of $31.6 million, or $0.64 per diluted share
•Non-GAAP Net Income of $63.1 million, or $1.28 per diluted share
•Total client assets ended the quarter up 28% year-over-year to $87.8 billion, with $39.4 billion, or 44.9% in advisory assets
•Advisory assets increased 49% year-over-year, including approximately $5.3 billion in Avantax Planning Partners (“APP”) assets
•Agreed to acquire Headquarters Advisory Group, LLC, an existing FP with approximately $1.1 billion in assets; once closed, the assets would expand the nationwide footprint of Avantax’s in-house RIA

“Our wealth management and tax software businesses continue to exceed expectations during the year, both completing a strong second quarter”, commented Chris Walters, Blucora’s President and Chief Executive Officer. Mr. Walters continued, “We continue to operate effectively in executing our strategic priorities, which were designed to drive long-term sustainable growth for both businesses.”

Summary Financial Performance: Q2 2021
($ in millions except per share amounts)

	Q2 2021	Q2 2020	Change
Revenue:
Wealth Management	$162.4	$115.9	40%
Tax Software	$91.9	$45.2	103%
Total Revenue	$254.3	$161.1	58%
Segment Operating Income
Wealth Management	$21.4	$11.7	83%
Tax Software	$63.4	$6.7	846%
Total Segment Operating Income	$84.8	$18.4	361%
Unallocated Corporate-Level General and Administrative Expenses	$(6.3)	$(5.8)	(9)%
GAAP:
Operating Income (Loss)	$41.6	$(4.6)	1004%
Net Income	$31.6	$49.6	(36)%
Diluted Net Income Per Share	$0.64	$1.03	(38)%
Non-GAAP: (1)
Adjusted EBITDA	$78.6	$12.6	524%
Net Income	$63.1	$4.5	1302%
Diluted Net Income per Share	$1.28	$0.09	1322%
_________________________
(1)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Third Quarter and Full Year 2021 Outlook

($ in millions except per share amounts)	3Q 2021	Full Year 2021
Wealth Management Revenue	$158.5 - $162.5	$631.5 - $649.5
Tax Software Revenue	$5.0 - $5.5	$223.5 - $226.5
Total Revenue	$163.5 - $168.0	$855.0 - $876.0
Wealth Management Segment Operating Income	$16.5 - $18.0	$79.0 - $83.5
Tax Software Segment Operating Income	($15.5) - ($15.0)	$80.0 - $82.0
Unallocated Corporate-Level General and Administrative Expenses	$7.5 - $7.0	$27.5 - $26.5
GAAP:
Net Income (loss)	($34.0) - $(30.5)	($8.5) - $1.0
Net Income (loss) per diluted share	($0.69) - ($0.62)	($0.17) - $0.02
Non-GAAP:
Adjusted EBITDA (1)	($6.5) - ($4.0)	$131.5 - $139.0
Non-GAAP Net Income (loss) (1)	($19.0) - ($16.0)	$76.0 - $84.5
Non-GAAP Net Income (loss) per diluted share (1)	($0.39) - ($0.33)	$1.52 - $1.70
____________________________

(1)See reconciliations of all non-GAAP to GAAP measures presented in this release in the tables below.

Conference Call and Webcast
A conference call and live webcast will be held today at 8:30 a.m. Eastern Time during which the Company will further discuss second quarter results, its outlook for full year 2021, its tax season update, and other business matters. We will also provide supplemental financial information to our results on the Investor Relations section of the Blucora corporate website at www.blucora.com prior to the call. The supplemental financial information has also been furnished with the SEC on Form 8-K. A replay of the call will be available on our website.

About Blucora®
Blucora, Inc. (NASDAQ: BCOR) is a provider of data and technology-driven solutions that empowers people to improve their financial wellness. Blucora operates in two segments including (i) wealth management, through its Avantax Wealth Management and Avantax Planning Partners brands, with a collective $88 billion in total client assets as of June 30, 2021 and (ii) tax software, through its TaxAct business, a market leader in tax software with approximately 3 million consumer and approximately 24,500 professional users in 2021. With integrated tax-focused software and wealth management, Blucora is uniquely positioned to assist our customers in achieving better long-term outcomes via holistic, tax-advantaged solutions. For more information on Blucora, visit www.blucora.com.

Source: Blucora

Blucora Investor Relations
Dee Littrell (972) 870-6463
IR@Blucora.com
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Forward-looking statements can also be identified by words such as “believes,” “estimates,” “should,” “could,” “would,” “plans,” “expects,” “intends,” “anticipates,” “may,” “forecasts,” “future,” “will,” “projects,” “predicts,” “potential,” “continues,” “target,” “outlook” and similar expressions and variations. Actual results may differ significantly from management’s expectations due to various risks and uncertainties including, but not limited to: the impact of the coronavirus pandemic on our results of operations and our business, including the impact of the resulting economic and market disruption, the extension of tax filing deadlines and other related relief; our ability to effectively implement our future business plans and growth strategy; our ability to effectively compete within our industry; our ability to attract and retain financial professionals, qualified employees, clients, and customers, as well as our ability to provide strong customer/client service; our ability to close, finance, and realize all of the anticipated benefits of acquisitions, as well as our ability to integrate the operations of recently acquired businesses, and the potential impact of such acquisitions on our existing indebtedness and leverage; our ability to fulfill the closing conditions to, and consummate, the acquisition of Headquarters Advisory Group; our ability to retain employees and acquired client assets following such acquisition; our future capital requirements and the availability of financing, if necessary; our ability to meet our current and future debt service obligations, including our ability to maintain compliance with our debt covenants; downgrade of the Company’s credit ratings; our ability to generate strong performance for our clients and the impact of the financial markets on our clients’ portfolios; the impact of new or changing legislation and regulations (or interpretations thereof) on our business, including our ability to successfully address and comply with such legislation and regulations (or interpretations thereof) and increased costs, reductions of revenue, and potential fines, penalties or disgorgement to which we may be subject as a result thereof; risks, burdens, and costs, including fines, penalties or disgorgement, associated with our business being subjected to regulatory inquiries, investigations or initiatives; risks associated with legal proceedings, including litigation and regulatory proceedings; our ability to manage leadership and employee transitions, including costs and time burdens on management and our board of directors related thereto; political and economic conditions and events that directly or indirectly impact the wealth management and tax software industries; our ability to respond to rapid technological changes, including our ability to successfully release new products and services or improve upon existing products and services; the compromising of confidentiality, availability or integrity of information, including cyberattacks; our expectations concerning the revenues we generate from fees associated with the financial products that we distribute; risks related to goodwill and other intangible asset impairment; our ability to develop, establish, and maintain strong brands; risks associated with the use and implementation of information technology and the effect of security breaches, computer viruses, and computer hacking attacks; our ability to comply with laws and regulations regarding privacy and protection of user data; our ability to maintain our relationships with third-party partners, providers, suppliers, vendors, distributors, contractors, financial institutions, industry associations, and licensing partners, and our expectations regarding and reliance on the products, tools, platforms, systems, and services provided by these third parties; our beliefs and expectations regarding the seasonality of our business; our assessments and estimates that determine our effective tax rate; and our ability to protect our intellectual property and the impact of any claim that we have infringed on the intellectual property rights of others. A more detailed description of these and certain other factors that could affect actual results is included in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date hereof, except as may be required by law.

Blucora, Inc.
Condensed Consolidated Statements of Operations
(Unaudited) (Amounts in thousands, except per share data)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Revenues:
Wealth management services revenue	$162,395	$115,884	$316,886	$260,873
Tax software services revenue	91,917	45,238	215,809	163,569
Total revenue	254,312	161,122	532,695	424,442
Operating expenses:
Cost of revenue:
Wealth management services cost of revenue	113,910	83,868	222,533	186,210
Tax software services cost of revenue	4,429	3,054	10,007	7,067
Total cost of revenue	118,339	86,922	232,540	193,277
Engineering and technology	7,231	7,377	14,359	15,892
Sales and marketing	34,848	40,057	112,410	119,767
General and administrative	23,832	20,200	48,517	44,928
Acquisition and integration	18,169	2,824	26,272	8,506
Depreciation	3,204	1,675	5,504	3,471
Amortization of other acquired intangible assets	7,063	6,673	14,238	14,421
Impairment of goodwill	—	—	—	270,625
Total operating expenses	212,686	165,728	453,840	670,887
Operating income (loss)	41,626	(4,606)	78,855	(246,445)
Other loss, net (1)	(8,024)	(5,288)	(15,907)	(11,423)
Income (loss) before income taxes	33,602	(9,894)	62,948	(257,868)
Income tax benefit (expense)	(1,994)	59,539	(3,694)	(7,981)
Net income (loss)	$31,608	$49,645	$59,254	$(265,849)
Net income (loss) per share:
Basic	$0.65	$1.04	$1.22	$(5.55)
Diluted	$0.64	$1.03	$1.20	$(5.55)
Weighted average shares outstanding:
Basic	48,508	47,941	48,384	47,884
Diluted	49,385	48,092	49,241	47,884
_________________________
(1)Other loss, net consisted of the following (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Interest expense	$7,302	$4,840	$14,485	$10,156
Amortization of debt issuance costs	377	331	740	644
Accretion of debt discounts	284	70	561	138
Total interest expense	7,963	5,241	15,786	10,938
Interest income	—	(11)	(2)	(25)
Other	61	58	123	510
Other loss, net	$8,024	$5,288	$15,907	$11,423

Blucora, Inc.
Condensed Consolidated Balance Sheets
(Unaudited) (Amounts in thousands)

	June 30, 2021	December 31, 2020
ASSETS
Current assets:
Cash and cash equivalents	$232,409	$150,125
Cash segregated under federal or other regulations	591	637
Accounts receivable, net of allowance	18,784	12,736
Commissions and advisory fees receivable	26,662	26,132
Other receivables	1,045	717
Prepaid expenses and other current assets, net	13,972	10,321
Total current assets	293,463	200,668
Long-term assets:
Property and equipment, net	65,004	58,500
Right-of-use assets, net	21,245	23,455
Goodwill, net	454,821	454,821
Other intangible assets, net	308,743	322,179
Other long-term assets	13,613	4,569
Total long-term assets	863,426	863,524
Total assets	$1,156,889	$1,064,192
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$10,164	$9,290
Commissions and advisory fees payable	19,170	19,021
Accrued expenses and other current liabilities	80,359	56,419
Deferred revenue—current	5,084	12,298
Lease liabilities—current	3,768	2,304
Current portion of long-term debt, net	1,788	1,784
Total current liabilities	120,333	101,116
Long-term liabilities:
Long-term debt, net	552,828	552,553
Deferred tax liability, net	29,700	30,663
Deferred revenue—long-term	5,784	6,247
Lease liabilities—long-term	34,765	36,404
Other long-term liabilities	30,972	24,919
Total long-term liabilities	654,049	650,786
Total liabilities	774,382	751,902

Stockholders’ equity:
Common stock, par $0.0001—900,000 authorized shares; 49,962 shares issued and 48,656 shares outstanding at June 30, 2021; 49,483 shares issued and 48,177 shares outstanding at December 31, 2020	5	5
Additional paid-in capital	1,609,193	1,598,230
Accumulated deficit	(1,198,292)	(1,257,546)
Treasury stock, at cost—1,306 shares at June 30, 2021 and December 31, 2020	(28,399)	(28,399)
Total stockholders’ equity	382,507	312,290
Total liabilities and stockholders’ equity	$1,156,889	$1,064,192

Blucora, Inc.
Condensed Consolidated Statements of Cash Flows
(Unaudited) (Amounts in thousands)

	Six months ended June 30,
	2021	2020
Operating activities:
Net income (loss)	$59,254	$(265,849)
Adjustments to reconcile net income (loss) to net cash from operating activities:
Stock-based compensation	10,770	2,703
Depreciation and amortization of acquired intangible assets	21,583	19,253
Impairment of goodwill	—	270,625
Reduction of right-of-use lease assets	1,420	3,196
Deferred income taxes	(963)	8,784
Amortization of debt issuance costs	740	644
Accretion of debt discounts	561	138
Change in fair value of acquisition-related contingent consideration	17,800	—
Accretion of lease liability	1,046	901
Other	481	670
Cash provided (used) by changes in operating assets and liabilities:
Accounts receivable	(5,948)	184
Commissions and advisory fees receivable	(530)	5,586
Other receivables	(406)	(2,809)
Prepaid expenses and other current assets	(3,651)	1,435
Other long-term assets	(9,239)	3,162
Accounts payable	874	2,942
Commissions and advisory fees payable	149	(5,210)
Lease liabilities	(431)	(2,572)
Deferred revenue	(7,677)	(8,299)
Accrued expenses and other current and long-term liabilities	11,438	(1,110)
Net cash provided by operating activities	97,271	34,374
Investing activities:
Purchases of property and equipment	(13,544)	(19,072)
Asset acquisitions	(881)	—
Net cash used by investing activities	(14,425)	(19,072)
Financing activities:
Proceeds from credit facilities, net of debt issuance costs and debt discounts	(502)	55,000
Payments on credit facilities	(906)	(65,625)
Proceeds from stock option exercises	284	25
Proceeds from issuance of stock through employee stock purchase plan	1,845	1,201
Tax payments from shares withheld for equity awards	(1,329)	(1,006)
Net cash used by financing activities	(608)	(10,405)
Net increase in cash, cash equivalents, and restricted cash	82,238	4,897
Cash, cash equivalents, and restricted cash, beginning of period	150,762	86,450
Cash, cash equivalents, and restricted cash, end of period	$233,000	$91,347

Blucora, Inc.
Segment Information
(Unaudited) (Amounts in thousands)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Revenue:
Wealth Management (1)	$162,395	$115,884	$316,886	$260,873
Tax Software (1)	91,917	45,238	215,809	163,569
Total revenue	254,312	161,122	532,695	424,442
Operating income (loss):
Wealth Management	21,396	11,731	40,792	34,329
Tax Software	63,448	6,659	114,336	44,412
Corporate-level activity (2)	(43,218)	(22,996)	(76,273)	(325,186)
Total operating income (loss)	41,626	(4,606)	78,855	(246,445)
Other loss, net	(8,024)	(5,288)	(15,907)	(11,423)
Income (loss) before income taxes	33,602	(9,894)	62,948	(257,868)
Income tax benefit (expense)	(1,994)	59,539	(3,694)	(7,981)
Net income (loss)	$31,608	$49,645	$59,254	$(265,849)
_________________________
(1)Revenues by major category within each segment are presented below (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Wealth Management:
Advisory	$96,508	$66,303	$187,627	$145,060
Commission	51,702	39,836	104,236	90,416
Asset-based	5,526	3,981	10,855	14,560
Transaction and fee	8,659	5,764	14,168	10,837
Total Wealth Management revenue	$162,395	$115,884	$316,886	$260,873
Tax Software:
Consumer	$88,846	$44,421	$199,413	$148,242
Professional	3,071	817	16,396	15,327
Total Tax Software revenue	$91,917	$45,238	$215,809	$163,569

(2) Corporate-level activity included the following (in thousands):

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Unallocated corporate-level general and administrative expenses	$6,259	$5,810	$11,953	$12,826
Stock-based compensation	5,160	3,904	10,770	2,703
Acquisition and integration costs	18,169	2,824	26,272	8,506
Depreciation	4,102	2,412	7,345	4,832
Amortization of acquired intangible assets	7,063	6,673	14,238	14,421
Impairment of goodwill	—	—	—	270,625
Executive transition costs	—	636	—	9,820
Headquarters relocation costs	—	737	—	1,453
Contested proxy and other legal and consulting costs	2,465	—	5,695	—
Total corporate-level activity	$43,218	$22,996	$76,273	$325,186

Blucora, Inc.
Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measures (1)
Adjusted EBITDA Reconciliation (1)
(Unaudited) (Amounts in thousands)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net income (loss) (2)	$31,608	$49,645	$59,254	$(265,849)
Stock-based compensation	5,160	3,904	10,770	2,703
Depreciation and amortization of acquired intangible assets	11,165	9,085	21,583	19,253
Other loss, net	8,024	5,288	15,907	11,423
Acquisition and integration—Excl. Change in fair value of acquisition-related contingent consideration	6,669	2,824	8,472	8,506
Acquisition and integration—Change in fair value of acquisition-related contingent consideration	11,500	—	17,800	—
Impairment of goodwill	—	—	—	270,625
Executive transition costs	—	636	—	9,820
Headquarter relocation costs	—	737	—	1,453
Contested proxy and other legal and consulting costs	2,465	—	5,695	—
Income tax (benefit) expense	1,994	(59,539)	3,694	7,981
Adjusted EBITDA (1)	$78,585	$12,580	$143,175	$65,915

Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation (1)
(Unaudited) (Amounts in thousands, except per share amounts)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Net income (loss) (2)	$31,608	$49,645	$59,254	$(265,849)
Stock-based compensation	5,160	3,904	10,770	2,703
Amortization of acquired intangible assets	7,063	6,673	14,238	14,421
Acquisition and integration—Excluding change in fair value of HKFS Contingent Consideration	6,669	2,824	8,472	8,506
Acquisition and integration—Change in fair value of HKFS Contingent Consideration	11,500	—	17,800	—
Impairment of goodwill	—	—	—	270,625
Executive transition costs	—	636	—	9,820
Headquarters relocation costs	—	737	—	1,453
Contested proxy and other legal and consulting costs	2,465	—	5,695	—
Cash tax impact of adjustments to GAAP net income	(649)	(259)	(1,192)	(995)
Non-cash income tax (benefit) expense	(694)	(59,697)	(963)	7,340
Non-GAAP net income	$63,122	$4,463	$114,074	$48,024
Per diluted share:
Net income (loss) (2) (3)	$0.64	$1.03	$1.20	$(5.52)
Stock-based compensation	0.10	0.08	0.22	0.06
Amortization of acquired intangible assets	0.14	0.14	0.29	0.30
Acquisition and integration—Excluding change in fair value of HKFS Contingent Consideration	0.14	0.06	0.17	0.18
Acquisition and integration—Change in fair value of HKFS Contingent Consideration	0.23	—	0.36	—
Impairment of goodwill	—	—	—	5.62
Executive transition costs	—	0.01	—	0.20
Headquarters relocation costs	—	0.02	—	0.03
Contested proxy and other legal and consulting costs	0.05	—	0.12	—
Cash tax impact of adjustments to GAAP net income	(0.01)	(0.01)	(0.02)	(0.02)
Non-cash income tax (benefit) expense	(0.01)	(1.24)	(0.02)	0.15
Non-GAAP net income per share	$1.28	$0.09	$2.32	$1.00
Weighted average shares outstanding used in computing per diluted share amounts	49,385	48,092	49,241	48,172

Adjusted EBITDA Reconciliation for Forward-Looking Guidance (1)
(Amounts in thousands)

	Ranges for the three months ending		Ranges for the year ending
	September 30, 2021		December 31, 2021
	Low	High	Low	High
Net income (loss)	$(34,000)	$(30,500)	$(8,500)	$1,000
Stock-based compensation	5,400	5,200	21,700	21,300
Depreciation and amortization of acquired intangible assets	12,200	12,000	46,100	45,600
Other loss, net	8,400	8,000	32,600	31,900
Acquisition, integration, and contested proxy and other legal and consulting costs (4)	3,100	2,800	38,100	37,400
Income tax expense	(1,600)	(1,500)	1,500	1,800
Adjusted EBITDA	$(6,500)	$(4,000)	$131,500	$139,000

Non-GAAP Net Income and Non-GAAP Net Income Per Share Reconciliation
for Forward-Looking Guidance (1)
(Amounts in thousands, except per share amounts)

	Ranges for the three months ending		Ranges for the year ending
	September 30, 2021		December 31, 2021
	Low	High	Low	High
Net income (loss)	$(34,000)	$(30,500)	$(8,500)	$1,000
Stock-based compensation	5,400	5,200	21,700	21,300
Amortization of acquired intangible assets	7,000	7,000	28,300	28,200
Acquisition, integration, and contested proxy and other legal and consulting costs (4)	3,100	2,800	38,100	37,400
Cash tax impact of adjustments to net loss	(500)	(400)	(2,200)	(2,000)
Non-cash income tax benefit	—	(100)	(1,400)	(1,400)
Non-GAAP net income	$(19,000)	$(16,000)	$76,000	$84,500
Per diluted share:
Net income (loss) (3)	$(0.69)	$(0.62)	$(0.17)	$0.02
Stock-based compensation	0.11	0.11	0.43	0.43
Amortization of acquired intangible assets	0.14	0.13	0.57	0.57
Acquisition, integration, and contested proxy and other legal and consulting costs (4)	0.06	0.06	0.76	0.75
Cash tax impact of adjustments to net loss	(0.01)	(0.01)	(0.04)	(0.04)
Non-cash income tax benefit	—	—	(0.03)	(0.03)
Non-GAAP net income per share	$(0.39)	$(0.33)	$1.52	$1.70
Weighted average shares outstanding used in computing per diluted share amounts	49,100	49,000	50,000	49,800

Notes to Reconciliations of Non-GAAP Financial Measures to the Nearest Comparable GAAP Measure
(1)We define Adjusted EBITDA as net income (loss), determined in accordance with GAAP, excluding the effects of stock-based compensation, depreciation and amortization of acquired intangible assets, other loss, net, acquisition and integration costs, impairment of goodwill, executive transition costs, headquarters relocation costs, contested proxy and other legal and consulting costs, and income tax benefit (expense). Other loss, net primarily constitutes our interest expense, net of interest income. Acquisition and integration costs primarily relate to the acquisition of HKFS and the acquisition of 1st Global, including the increase to the contingent liability reserve related to a regulatory inquiry assumed in the acquisition of 1st Global. Impairment of goodwill relates to the impairment of our Wealth Management reporting unit goodwill in the first quarter of 2020. Executive transition costs relate to the departure of certain Company executives in the first quarter of 2020. Headquarters relocation costs relate to the process of moving from our Dallas and Irving offices to our new headquarters.
We believe that Adjusted EBITDA provides meaningful supplemental information regarding our performance. We use this non-GAAP financial measure for internal management and compensation purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons. We believe that Adjusted EBITDA is a common measure used by investors and analysts to evaluate our performance, that it provides a more complete understanding of the results of operations and trends affecting our business when viewed together with GAAP results, and that management and investors benefit from referring to this non-GAAP financial measure. Items excluded from Adjusted EBITDA are significant and necessary components to the operations of our business and, therefore, Adjusted EBITDA should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss). Other companies may calculate Adjusted EBITDA differently and, therefore, our Adjusted EBITDA may not be comparable to similarly titled measures of other companies.
We define non-GAAP net income as net income (loss), determined in accordance with GAAP, excluding the effects of stock-based compensation, amortization of acquired intangible assets, acquisition and integration costs, impairment of goodwill, executive transition costs, headquarters relocation costs, contested proxy and other legal and consulting costs, the related cash tax impact of those adjustments, and non-cash income tax (benefit) expense. We exclude the non-cash portion of income tax expense because of our ability to offset a substantial portion of our cash tax liabilities by using deferred tax assets, which primarily consist of U.S. federal net operating losses. The majority of these net operating losses will either be utilized or expire between 2021 and 2024.
We believe that non-GAAP net income and non-GAAP net income per share provide meaningful supplemental information to management, investors, and analysts regarding our performance and the valuation of our business by excluding items in the statement of operations that we do not consider part of our ongoing operations or have not been, or are not expected to be, settled in cash. Additionally, we believe that non-GAAP net income and non-GAAP net income per share are common measures used by investors and analysts to evaluate our performance and the valuation of our business. Non-GAAP net income and non-GAAP net income per share should be evaluated in light of our financial results prepared in accordance with GAAP and should be considered as a supplement to, and not as a substitute for or superior to, GAAP net income (loss) and net income (loss) per share. Other companies may calculate non-GAAP net income and non-GAAP net income per share differently, and, therefore, our non-GAAP net income and non-GAAP net income per share may not be comparable to similarly titled measures of other companies.
(2)As presented in the condensed consolidated statements of operations (unaudited).
(3)Any difference in the “per diluted share” amounts between this table and the condensed consolidated statements of comprehensive income is due to using different weighted average shares outstanding in the event that there is GAAP net loss but non-GAAP net income and vice versa.
(4)The breakout of components cannot be determined on a forward-looking basis without unreasonable efforts.